Exhibit 10.6

                           FINOVA Financial Innovators
                       355 South Grand Avenue, Suite 2400
                              Los Angeles, CA 90071
                                Tel: 213 253-1600
                                Fax: 213 625-3501

August 26, 1997

Mr. Jonathan W. Spatz
Executive Vice President
Chief Financial Officer
Family bargain Corporation
4000 Ruffin Road
San Diego, CA  92123-1866

Re:  General Textiles ("GT") and Factory 2-U, Inc.("F2U")

Dear Jon:

Based on our discussion, FINOVA Capital Corporation has approved the following modifications to the Loan and Security Agreement of "GT" and "F2U".

The amendments to the terms and conditions are as follows:

General Textiles

     1. Waive the current ratio through October 31, 1997, and change the test period from monthly to quarterly starting October 31, 1997. 2. Waive and reset the Debt to Net Worth from <1.3 to 1.0 to <1.70 to 1.0 and continue with the monthly test period. 3. Reset the capital expenditures covenant from <$5,000M to
<$6,500M,  continue with the monthly test period.  4. Waive and reset the senior contractual  debt service ratio (SCDS) and total  contractual debt service ratio
(CDS). SCDC form .9 to 1.0 to 1.6 to 1.0 and the CDS .5 to 1.0 to 1.4 to 1.0 to be tested quarterly on a cumulative quarter rolling basis up to 12 months commencing with the quarter ending October 31, 1997. 5. Maximum temporary over advance available from October 1st through December 15th of $1,750M based on a temporary inventory advance rate increase of 5%.


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FINOVA Financial Innovators

Factory 2U, Inc.

     1. Waive the capital expenditures violation for the period ending July 31, 1997 and reset the covenant at $1,600M. 2. Waive the total contractual debt service ratio for the month of August 1997.

The fee for the waivers and covenant resets and temporary over advance is $50,000. Any usage of the over advance will be priced at Prime + 3.00%.

If you have any questions, please contact me at (213) 253-1617.

Sincerely,

FINOVA Capital Corporation

Pete Martinez
Assistant Vice President
Managing Account Executive

Above agreed to and accepted this 28th day of August 1997:

General Textiles

By:        /s/
Name:  Jonathan W. Spatz
Its:        Executive Vice President

Factory 2-U, Inc.

By:        /s/
Name:  Jonathan W. Spatz
Its:        Executive Vice President